UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2023

DP Cap Acquisition Corp I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41041	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

341 Newbury Street 6th Floor
Boston, MA	02115
(Address of principal executive offices)	(Zip Code)

(617) 874-5152
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	DPCSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DPCS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	DPCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information disclosed in Item 5.07 of this Current Report on Form 8-K (this “Current Report”) under the heading “Proposal 1” is incorporated by reference into this Item 5.03 to the extent required.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Extraordinary General Meeting

On May 10, 2023, the Company held an Extraordinary General Meeting of shareholders, at which holders of 24,824,158 of the Company’s ordinary shares, comprised of the Company’s Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), and the Company’s Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”) voting together as a class, were present in person or by proxy, representing approximately 86% of the voting power of the 28,750,000 issued and outstanding Ordinary Shares of the Company entitled to vote at the Extraordinary General Meeting at the close of business on April 17, 2023, which was the record date (the “Record Date”) for the Extraordinary General Meeting. The 28,750,000 Ordinary Shares entitled to vote at the Extraordinary General Meeting were comprised of 23,000,000 Class A Ordinary Shares and 5,750,000 Class B Ordinary Shares. The Company’s shareholders of record as of the close of business on the Record Date are referred to herein as “Shareholders.” In connection with the Extension (as defined below), the holders of 18,940,598 Class A Ordinary Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.51 per share, for an aggregate of approximately $198,991,853.41 in connection with the Extension. A summary of the voting results at the Extraordinary General Meeting for each of the proposals is set forth below.

Proposal 1

The Shareholders approved, by special resolution, the proposal to amend and restate the Company’s Amended and Restated Memorandum and Articles of Association in the form set forth in Annex A of the proxy statement to extend the date by which the Company must (1) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (an “initial business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the Class A Ordinary Shares included as part of the units sold in the Company’s initial public offering, from May 12, 2023 to November 12, 2023 (the “Extended Date”) and to allow the board of directors of the Company, without another shareholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to three times, by an additional month each time, upon two days’ advance notice prior to the applicable deadline, up to February 12, 2024 (the “Extension,” and such proposal, the “Extension Proposal”). The voting results for such proposal were as follows:

For	Against	Abstain
23,015,947	1,808,211	0

On May 10, 2023, to effectuate the Extension, the Company filed with the Cayman Islands Registrar of Companies the Second Amended and Restated Memorandum and Articles of Association of the Company (the “Second A&R Charter”). The foregoing description of the Second A&R Charter does not purport to be complete and is qualified in its entirety by the terms of the Second A&R Charter, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Proposal 2

The proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary or convenient, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the Extension Proposal, was not presented at the Extraordinary General Meeting, as the Extension Proposal received a sufficient number of votes for approval.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Memorandum and Articles of Association of DP Cap Acquisition Corp I.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2023

DP CAP ACQUISITION CORP I

	By:	/s/ Scott Savitz
	Name:	Scott Savitz
	Title:	Chairman and Chief Executive Officer

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